UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2005

CEVA, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	000-49842	77-0556376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 514-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2005, the Compensation Committee of the Registrant’s Board of Directors granted a one-time, nonrecurring bonus of $40,000 to Mr. Gideon Wertheizer, the Registrant’s Chief Executive Officer, and increased his annual salary from $160,000 to $200,000, such increase to be retroactive to January 1, 2005.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 19, 2005, the Registrant’s Board removed Mr. John Bourke as a “principal financial officer” for purposes of enabling Mr. Bourke to sign the Registrant’s Quarterly Report on Form 10-Q (the “Form 10-Q”), and, as deemed appropriate, amendments, if any, thereto, for the Registrant’s first fiscal quarter ended March 31, 2005 and certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. The appointment of Mr. Bourke to act as a “principal financial officer” for these purposes was previously disclosed by the Registrant on its Current Report on Form 8-K dated June 21, 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2005 at the Annual Meeting of Stockholders, the stockholders of the Registrant voted to approve an amendment to the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) to reduce the shares of Common Stock, par value $0.001 per share, of the Registrant authorized for issuance from 100,000,000 shares to 60,000,000. This action was recommended and approved by the Board to reduce the Registrant’s future annual franchise taxes.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer

Date: July 22, 2005

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation